As filed with the Securities and Exchange Commission on April 5, 2002

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

__________________

ICN PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

33-0628076
(I.R.S. Employer Identification No.)

3300 Hyland Avenue
Costa Mesa, California 92626

(Address of principal executive offices, including zip code)

ICN PHARMACEUTICALS, INC. LONG-TERM INCENTIVE PLAN

(Full title of the Plan)

GREGORY KEEVER, ESQ.
Executive Vice President, General Counsel
and Corporate Secretary
ICN Pharmaceuticals, Inc.
3300 Hyland Avenue, Costa Mesa, California 92626
(714) 545-0100
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

with copies to

CAROL B. STUBBLEFIELD, ESQ.
Coudert Brothers LLP
1114 Avenue of the Americas
New York, New York 10036-7703
(212) 626-4400

__________________

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of	Amount	maximum	maximum	Amount of
securities to	to be	offering price	aggregate	registration
be registered	registered(1)	per share(2)	offering price(2)	fee

Common Stock, $.01 par value per share	500,000 shares (3)	$31.37	$15,685,000	$1,443

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement also registers such indeterminate number of additional shares as may become issuable in connection with share splits, share dividends or similar transactions.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based upon the average of the high and low prices of the Registrant’s Common Stock as reported by the New York Stock Exchange on April 1, 2002.

(3)	Represents additional shares available for grants under the Registrant’s Long-Term Incentive Plan as of April 5, 2002.

EXPLANATORY NOTE

     This Registration Statement relates to 500,000 shares of the Registrant’s Common Stock, $0.01 par value per share, issuable pursuant to its Long-Term Stock Incentive Plan (the “Plan”). On June 23, 1999, the Registrant filed an initial Form S-8 Registration Statement (file no. 333-81383) to register 600,000 shares of Common Stock issuable pursuant to its Plan. The contents of such Registration Statement are incorporated herein by reference except as set forth below. As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

     ICN Pharmaceuticals, Inc. (“ICN”) hereby incorporates herein by reference the following documents which are on file with the Securities and Exchange Commission:

(a) Annual Report on Form 10-K for the fiscal year ended December 31, 2001, dated March 27, 2002;

(b) the description of the Common Stock contained in the Registration Statement on Form 8-A, dated November 10, 1994.

     In addition, all documents and other reports filed by ICN, respectively, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act that are filed subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the respective date of filing of each such document.

     Any statement contained herein or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in any other subsequently filed document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     The validity of the Common Stock offered hereby will be passed upon for the Registrant by Coudert Brothers LLP, New York, New York. Gregory Keever, Esq., Executive Vice President, General Counsel and Secretary of the Registrant, is a member of the law firm of Coudert Brothers LLP.

Item 6. Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses

(including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. However, if the director or officer is not successful in the defense of any action, suit or proceeding as referred to above or in the defense of any claim, issue or matter therein, he shall only be indemnified by the corporation as authorized in the specific case upon a determination that indemnification is proper because he or she met the applicable standard set forth above as determined by a majority of the disinterested Board of Directors or by the stockholders.

     The Registrant’s bylaws provide indemnification to its officers and directors against liability they may incur in their capacity as such, which indemnification is similar to that provided by Section 145, unless a determination is reasonably and promptly made by a majority of the disinterested Board of Directors that the indemnitee acted in bad faith and in a manner that the indemnitee did not believe to be in or not opposed to the best interests of the Registrant, or, with respect to any criminal proceeding, that the indemnitee believed or had reasonable cause to believe that his or her conduct was unlawful.

     The Registrant carries directors’ and officers’ liability insurance, covering losses up to $10,000,000 (subject to a $250,000 deductible and a 20% co-insurance on the first $5 million). The Registrant, as a matter of policy, enters into indemnification agreements with its directors and officers indemnifying them against liability they may incur in their capacity as such. The indemnification agreements require no specific standard of conduct for indemnification and make no distinction between civil and criminal proceedings, except in proceedings where the dishonesty of an indemnitee is alleged. Such indemnification is not available if an indemnitee is adjudicated to have acted in a deliberately dishonest manner with actual dishonest purpose and intent where such acts were material to the adjudicated proceeding. Additionally, the indemnity agreements do not provide indemnification for any claim against an indemnitee where the claim is based upon the indemnitee obtaining personal advantage or profit to which he or she was not legally entitled, the claim is for an accounting of profits made in connection with a violation of Section 16(b) of the Securities Exchange Act of 1934, or similar state law provision, or the claim was brought about or contributed to by the dishonesty of the indemnitee.

     Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividend and unlawful stock purchase and redemption), or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant has provided in its certificate of incorporation, as amended, that its directors shall be exculpated from liability as provided under Section 102(b)(7).

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     The foregoing summaries are necessarily subject to the complete text of the Delaware General Corporation Law, the Registrant’s Certificate of Incorporation and the agreements referred to above and are qualified in their entirety by reference thereto.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

4.1	Amended and Restated Certificate of Incorporation of Registrant, previously filed as Exhibit 3.1 to Registration Statement 33-84534 on Form S-4, which is incorporated herein by reference, as amended by the Certificate of Merger, dated November 10, 1994, of ICN Pharmaceuticals, Inc., SPI Pharmaceuticals, Inc. and Viratek, Inc. with and into ICN Merger Corp. previously filed as Exhibit 4.1 to Registration Statement No. 333-08179 on Form S-3, which is incorporated herein by reference.*

4.2	Bylaws of the Registrant previously filed as Exhibit 3.2 to Registration Statement No. 33-84534 on Form S-4, which is incorporated herein by reference.*

4.3	Form of Rights Agreement, dated as of November 2, 1994, between the Registrant and American Stock Transfer & Trust Company, as trustee, previously filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form 8-A, dated November 10, 1994, which is incorporated herein by reference.*

4.4	ICN Pharmaceuticals, Inc. Long-Term Incentive Plan previously filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, and incorporated herein by reference.*

5.1	Opinion of Coudert Brothers LLP regarding the legality of shares of Common Stock covered by the Registration Statement.

23.1	Consent of Independent Accountants.

23.2	Consent of Coudert Brothers LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages of this Registration Statement).

*Incorporated by Reference.

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Item 9. Undertakings

     The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Costa Mesa, California, on April 2, 2002.

ICN PHARMACEUTICALS, INC. Registrant

By:	/s/ Milan Panic

Name: Milan Panic Title: Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of John Giordani and Gregory Keever, Esq., acting severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Milan Panic Milan Panic	Chairman of the Board and CEO (Principal Executive Officer)	April 2, 2002

/s/ John Giordani John Giordani	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 2, 2002

/s/ Adam Jerney Adam Jerney	Director, President and Chief Operating Officer	April 2, 2002

/s/ Norman Barker Norman Barker, Jr.	Director	April 1, 2002

Signature	Title	Date

/s/ Birch E. Bayh Senator Birch E. Bayh, Esq.	Director	April 1, 2002

Edward A. Burkhardt	Director	_____, 2002

/s/ Alan F. Charles Alan F. Charles	Director	April 2, 2002

/s/ Ronald R. Fogleman Ronald R. Fogleman	Director	April 2, 2002

Roger Guillemin, M.D., Ph.D.	Director	_____, 2002

Jean-Francois Kurz	Director	_____, 2002

/s/ Steven J. Lee Steven J. Lee	Director	April 1, 2002

/s/ Stephen D. Moses Stephen D. Moses	Director	April 1, 2002

Rosemary Tomich	Director	_____, 2002

EXHIBIT INDEX

4.1	Amended and Restated Certificate of Incorporation of Registrant, previously filed as Exhibit 3.1 to Registration Statement 33-84534 on Form S-4, which is incorporated herein by reference, as amended by the Certificate of Merger, dated November 10, 1994, of ICN Pharmaceuticals, Inc., SPI Pharmaceuticals, Inc. and Viratek, Inc. with and into ICN Merger Corp. previously filed as Exhibit 4.1 to Registration Statement No. 333-08179 on Form S-3, which is incorporated herein by reference.*

4.2	Bylaws of the Registrant previously filed as Exhibit 3.2 to Registration Statement No. 33-84534 on Form S-4, which is incorporated herein by reference.*

4.3	Form of Rights Agreement, dated as of November 2, 1994, between the Registrant and American Stock Transfer & Trust Company, as trustee, previously filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form 8-A, dated November 10, 1994, which is incorporated herein by reference.*

4.4	ICN Pharmaceuticals, Inc. Long-Term Incentive Plan previously filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, and incorporated herein by reference.*

5.1	Opinion of Coudert Brothers LLP regarding the legality of shares of Common Stock covered by the Registration Statement.

23.1	Consent of Independent Accountants.

23.2	Consent of Coudert Brothers LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages of this Registration Statement).

*Incorporated by Reference.